BOISE CASCADE OFFICE PRODUCTS CORPORATION
            DEFERRED COMPENSATION AND BENEFITS TRUST


     THIS AGREEMENT made as of January 30, 1996, by and between BOISE CASCADE OFFICE PRODUCTS CORPORATION (the "Company") and
AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (the
"Trustee");

                        R E C I T A L S:

     WHEREAS, the Company has adopted the nonqualified deferred compensation and other Plans listed in Appendix A;

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans;

     WHEREAS, the Company wishes to establish a trust pursuant to this Agreement (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

     Section 1.  Establishment Of Trust.

     (a)  The Company hereby deposits with Trustee in trust
$1,000, which shall become the principal of the Trust to be held, administered, and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change in Control, as defined herein.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal
Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Upon a Potential Change in Control as defined herein, the Company shall, as soon as possible but in no event longer than 10 business days following the Potential Change in Control, make a contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits when due to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Potential Change in Control occurred (the "Funding Amount"). Such contribution shall be irrevocable, except as provided in Section 1(f) below, and shall become irrevocable upon the occurrence of a Change in Control as defined herein.

     (f) In the event the Company delivers the Funding Amount to the Trustee upon a Potential Change in Control, the corpus of the Trust less the original $1,000 funding amount shall be returned to the Company one year after the date of the delivery of the Funding Amount unless a Change in Control shall have occurred during such one year period. If another Potential Change in Control occurs after the Funding Amount has been returned to the Company as provided in this Section 1(f), the Company shall again deliver the Funding Amount to the Trustee in accordance with
Section 1(e).

     Section 2.  Payments to Plan Participants and Their
                 Beneficiaries.

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it becomes due. The Trustee shall notify the Company where principal and earnings are not sufficient to make payments when due. If, at any time and from time to time after the date of a Change in Control, the Trustee so notifies the Company that assets of the Trust are not, in the Trustee's judgment, sufficient to pay benefits under the Plans when due, the Company will deliver to the Trustee an amount (in cash or immediately marketable securities) sufficient in the Trustee's judgment to pay all such benefits under the Plans. The Trustee may retain the services of a qualified actuary or actuarial firm to assist in the determination of whether Trust assets are sufficient to pay benefits when due and in the determination of the amount to be delivered by the Company to the Trustee under this section.

     Section 3.  Trustee Responsibility Regarding Payments to
                 Trust Beneficiary When the Company Is Insolvent.

     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Company is determined to be insolvent by a court of competent jurisdiction in such matters.

     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

          (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with
Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4.  Payments to the Company.  Except as provided in
Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans.

     Section 5.  Investment Authority.

     (a) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

     (b) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 6. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7. Accounting by the Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall reasonably be requested by the Company. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities, and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8.  Responsibility of the Trustee.

     (a) The Trustee shall act with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses, and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9.  Compensation and Expenses of the Trustee.  The
Company shall pay all administrative fees and expenses of the Trust. If not so paid, the fees and expenses shall be paid from the Trust.

     Section 10. Resignation and Removal of the Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 30 days' notice or upon shorter notice accepted by the Trustee.

     (c) Upon a Change in Control, as defined herein, the Trustee may not be removed by the Company for five years following the Change in Control.

     (d) If the Trustee resigns within five years of a Change in Control, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee's resignation or removal.

     (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal, or transfer, unless the Company extends the time limit.

     (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     (a)  If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b)  If the Trustee resigns pursuant to the provisions of
Section 10(d) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from, any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

     Section 12. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable or otherwise adversely affect the rights of any participants and beneficiaries under the Plans, after the Trust has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

     Section 13. Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

     (d)  For purposes of this Trust, "Potential Change in
Control" and "Change in Control" shall have the following meanings:

          A "Change in Control" shall be deemed to have occurred if, at any time when Boise Cascade Corporation ("Boise Cascade") owns more than 50% of the outstanding voting securities of the Company, the event set forth in any one of the following paragraphs shall have occurred:

          (i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Boise Cascade (not including in the securities beneficially owned by such Person any securities acquired directly from Boise Cascade or its affiliates other than in connection with the acquisition by Boise Cascade or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of Boise Cascade or the combined voting power of Boise Cascade's then outstanding securities; or

          (ii) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors of Boise Cascade then serving: individuals who, on the date hereof, constitute the board of directors of Boise Cascade and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Boise Cascade) whose appointment or election by the board of directors of Boise Cascade or nomination for election by Boise Cascade's stockholders was approved by a vote of at least two-thirds (2/3) of the directors of Boise Cascade then still in office who either were directors of Boise Cascade on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

          (iii) The stockholders of Boise Cascade approve a merger or consolidation of Boise Cascade with any other corporation or approve the issuance of voting securities of Boise Cascade in connection with a merger or consolidation of Boise Cascade (or any direct or indirect subsidiary of Boise Cascade) pursuant to applicable stock exchange requirements, other than
(i) a merger or consolidation which would result in the voting securities of Boise Cascade outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Boise Cascade, at least 66 2/3% of the combined voting power of the voting securities of Boise Cascade or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Boise Cascade (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Boise Cascade (not including in the securities Beneficially Owned by such Person any securities acquired directly from Boise Cascade or its subsidiaries other than in connection with the acquisition by Boise Cascade or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of Boise Cascade or the combined voting power of Boise Cascade's then outstanding securities; or

          (iv) The stockholders of Boise Cascade approve a plan of complete liquidation or dissolution of Boise Cascade or an agreement for the sale or disposition by Boise Cascade of all or substantially all of Boise Cascade's assets, other than a sale or disposition by Boise Cascade of all or substantially all of Boise Cascade's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of Boise Cascade immediately prior to such sale.

          Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a "Transaction") shall not constitute a Change in Control if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (1) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company or Boise Cascade into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company or Boise Cascade immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like;
(2) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of Boise Cascade; or (3) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

          A "Potential Change in Control" shall be deemed to have occurred if, at any time when Boise Cascade owns more than 50% of the outstanding voting securities of the Company: (1) Boise Cascade enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of Boise Cascade;
(2) Boise Cascade or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of Boise Cascade; (3) any Person becomes the Beneficial Owner, directly or indirectly, of securities of Boise Cascade representing 9.5% or more of either the then outstanding shares of common stock of Boise Cascade or the combined voting power of Boise Cascade's then outstanding securities; or (4) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

          For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

          For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) Boise Cascade or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of Boise Cascade or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of Boise Cascade in substantially the same proportions as their ownership of stock of Boise Cascade.

     Section 14. Effective Date.  The effective date of this
Trust Agreement shall be January 30, 1996.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BOISE CASCADE OFFICE PRODUCTS
                              CORPORATION


                              By:  ______________________________
                                      Carol B. Moerdyk
                              Title:  Senior Vice President and
                                      Chief Financial Officer and
                                      Treasurer


                              AMERICAN NATIONAL BANK AND TRUST
                              COMPANY OF CHICAGO


                              By:  ______________________________
                              Title:  ___________________________

                           Appendix A


 1.  Boise Cascade Office Products Corporation Split-Dollar Life
     Insurance Plan

 2.  Boise Cascade Office Products Corporation Key Executive
     Performance Plan

 3.  Boise Cascade Office Products Corporation Early Retirement
     Plan for Executive Officers

 4.  Boise Cascade Office Products Corporation Supplemental
     Pension Plan

 5.  Executive Officer Severance Agreements

 6.  Boise Cascade Office Products Corporation Key Executive
     Deferred Compensation Plan

 7.  Boise Cascade Office Products Corporation 1995 Executive
     Officer Deferred Compensation Plan

 8.  Boise Cascade Office Products Corporation 1995 Key Executive
     Deferred Compensation Plan